UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

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Louisiana Food Company

(Exact name of registrant as specified in its charter)

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Nevada	333-169924	27-3257760
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

[4001 Nicholson Drive, Suite D, Baton Rouge, LA 70808
(Address of Principal Executive Offices) (Zip Code)

877-732-2143
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01

Other Events.

In line with our objective of developing and commercializing food-related business opportunities in the State of Louisiana, whether they be eating establishments or Louisiana-based specialty food products, during the last fiscal quarter ended September 30, 2012, our company generated approximately $60,000 (unaudited) in revenues under a food services management agreement. While these activities yielded a small gross profit, overall our company sustained a loss for the year ended September 30, 2012, in line with the prior fiscal year.

In connection with these activities, our management established new relationships for the placement of our specialty food and coffee products in retail outlets in all areas of Louisiana, as well as for the sale-in-bulk of certain of our specialty food to restaurants. Upon obtaining the necessary funding, approximately $30,000, we intend to pursue these opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 1, 2012	LOUISIANA FOOD COMPANY
	By	/s/ DAVID LOFLIN
Name: David Loflin Title: President